EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Digital Domain Media Group, Inc. of our report dated May 13, 2011, relating to our audits of the consolidated financial statements of Digital Domain Media Group, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ SingerLewak LLP

Los Angeles, CA
May 13, 2011